                                PROMISSORY NOTE

$3,000,000                                                   New York, New York
                                                              November 28, 1995


        ON DEMAND, but not later than the Final Maturity Date, for value received, STARRETT CORPORATION ("STARRETT"), HRH CONSTRUCTION CORPORATION ("HRH") AND GRENADIER REALTY CORP. ("GRENADIER") (collectively, the "Borrower"), hereby promise to pay to the order of CHEMICAL BANK, (the "Bank") at the office of the Bank at 380 Madison Avenue, New York, New York, immediately available funds, the principal amount of THREE MILLION DOLLARS ($3,000,000), or such lesser amount as may constitute the aggregate unpaid principal amount of all Loans made hereunder. The Borrower further promises to pay interest (computed on the basis of actual number of days elapsed over a year of 360 days) on each Interest Payment Date at a rate of interest equal to either the Adjusted LIBOR Rate plus 2.00% or the Prime Rate plus .5% (as recorded on the grid attached hereto) on the unpaid principal amount of each Loan until such principal amount is paid in full.

        The Bank may lend, in its sole discretion in each instance, such amounts (each a "Loan" and collectively, the "Loans") as may be requested by Starrett hereunder, which Loans shall in no event exceed $3,000,000 in aggregate principal amount outstanding at any time. Each LIBOR Loan shall be in a minimum principal amount of $500,000 and each Prime Rate Loan shall be in a minimum principal amount of $25,000. Starrett shall request each LIBOR Loan upon at least three (3) Business Days' prior written notice to the Bank and may request a Prime Rate Loan upon same day written notice to the Bank, and, in each case of a request for a LIBOR Loan, such request shall be made by 11:00 a.m. on the required day; provided, however there shall be no more than two LIBOR Loans outstanding at any one time. If the Borrower shall not timely notify the Bank that it has selected the Adjusted LIBOR Rate plus 2% for a Loan prior to the expiration of the then-current Interest Period relating to such Loan, then such Loan shall be a Prime Rate Loan.

        The Bank is authorized to enter on the attached grid schedule all the information specified therein relating to each Loan, all of which entries, in the absence of manifest error, shall be conclusive and binding on the Borrower; provided that the failure of the Bank to make any such entries shall not relieve the Borrower from its obligation to pay any amount due hereunder.

        Alternatively, any of Starrett, HRH or Grenadier may request Bank (in Bank's sole discretion in each case) to issue its irrevocable letter of credit for the benefit of a stated beneficiary (a "Letter of Credit"), provided that no such Letter of Credit shall have an expiration later than the Letter of Credit Maturity Date. Borrower shall pay a fee of 1.5% per annum on each such Letter of Credit. Any drawing made under such Letter of Credit shall automatically become a Prime Rate Loan hereunder and, if such drawing is made after the Final Maturity Date, such Prime Rate Loan shall be due and payable on demand.

        Anything in this Note to the contrary notwithstanding, no Loan shall be made hereunder and no Letters of Credit shall be issued hereunder if, as a result thereof, the aggregate unpaid principal balance of all Loans made by the Bank to the undersigned hereunder plus the aggregate undrawn face amount of all Letters of Credit issued hereunder and the aggregate unreimbursed amount of all drafts drawn under Letters of Credit issued hereunder would exceed $3,000,000.


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
                INTEREST

        (a) Each LIBOR Loan shall bear interest, for each Interest Period, at a rate per annum equal to 2.00% above the Adjusted LIBOR Rate.

        (b) Each Prime Rate Loan shall bear interest, at the rate per annum for each day equal to .5% above the Prime Rate.

        (c) If the principal indebtedness evidenced hereby is declared immediately due and payable by the Bank pursuant to the provisions of this Note, or if the Loans are not paid in full on the Maturity Date, the Borrower shall thereafter, unless and until such date, if any, as the Bank may elect, in its sole and absolute discretion, to waive in writing, all or any portion of such interest, pay interest on the principal sum then remaining unpaid from the date of such declaration or the Maturity Date, as the case may be, until the date on which the principal sum then outstanding is paid in full (whether before or after judgment), at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the greater of 20% or 5% in excess of the Prime Rate, provided, however, that such interest rate shall in no event exceed the maximum interest rate which the Borrower may by law pay. In addition, if all or any portion of the indebtedness, whether of principal, interest, additional interest or other sum (if any) payable under this Note is not paid within ten (10) days after the date on which it is due, the Borrower shall pay to the Bank on demand an amount equal to 3% of such unpaid portion as a late payment charge. It is hereby expressly agreed that such late charge is to compensate the Bank for costs incurred in connection with the administration of such default, and does not constitute a penalty.

                INCREASED COST

If at any time after the date hereof, the Board of Governors of the Federal Reserve System or any political subdivision of the United States of America or any other government, governmental agency or central bank shall impose or modify any reserve or capital requirement on or in respect of loans made by or deposits with the Bank or shall impose on the Bank or the Eurocurrency market any other conditions affecting Loans, and the result of the foregoing is to increase the cost to (or, in the case of Regulation D, to impose a cost on) the Bank of making or maintaining any Loan or to reduce the amount of any sum receivable by such Bank in respect thereof, by an amount deemed by the Bank to be material, then, within 30 days after notice and demand by the Bank, the Borrower shall pay to the Bank such additional amounts as will compensate the Bank for such increased cost or reduction. A certificate of the Bank claiming compensation hereunder and setting forth the additional amounts to be paid to it hereunder and the method by which such amounts were calculated shall be conclusive in the absence of manifest error.

                CAPITAL ADEQUACY

If the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or any lending office of the Bank) or the Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital or on the capital of the Bank's holding company, if any, as a consequence of its obligations hereunder to a level below that which the Bank or the Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies and the policies of such Bank's holding company with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank or the Bank's holding company for any such reduction suffered.

        INDEMNITY
        ---------

The Borrower shall indemnify the Bank against (I) any loss or expense which the Bank may sustain or incur as a consequence of the occurrence of any Event of Default and (ii) any loss or expense sustained or incurred including without limitation, in connection with obtaining, liquidating or employing deposits from third parties as a consequence of the payment of any principal of any Loan by the Borrower (pursuant to demand, a default, change in legality or otherwise) on any day other than the last day of an Interest Period, or the failure by the Borrower to prepay any Loan or part thereof once notice has been given. The Bank shall provide the Borrower a statement, supported where applicable by documentary evidence, explaining the amount of any such loss or expense, which statement shall be conclusive absent manifest error.

        CHANGE IN LEGALITY
        ------------------

        (a) Notwithstanding anything to the contrary contained elsewhere in this Note, if any change after the date hereof in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful (based on the opinion of any counsel, whether in-house, special or general, for the Bank) for the Bank to make or maintain any Loan or to give effect to its obligations as contemplated hereby with respect to any Loan, then, by written notice to the Borrower by the Bank, the Bank may require that all outstanding Loans made by it be converted to Prime Rate Loans, whereupon all such Loans shall be automatically converted to Prime Rate Loans as of the effective date of such notice as provided in paragraph (b) below. In addition, upon receipt of such notice by the Bank, the Borrower shall be prohibited from requesting LIBOR Loans from the Bank unless such declaration is subsequently withdrawn and the Bank agrees to withdraw any such declaration if and to the extent that the making and maintenance by the Bank of its LIBOR Loans shall cease to be unlawful.

        (b) For purposes of this Section, a notice to the Borrower by the Bank pursuant to paragraph (a) above shall be effective, if lawful and if any Loans shall then be outstanding, on the last day of the then current Interest Period; otherwise, such notice shall be effective on the date of receipt by the Borrower.

        REPRESENTATIONS AND WARRANTIES
        ------------------------------

        Each entity constituting the Borrower represents and warrants to the Bank that:

        (a) The execution, delivery and performance by it of this Note and the borrowings hereunder will not violate any indenture, agreement or other instrument to which it is a party, or by which it or any of its property is bound, and will not be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets other than as contemplated by this Note.

        This Note constitutes the valid and binding obligations of each such entity enforceable against such entity Borrower in accordance with its terms. This Note has been duly authorized by all necessary corporate action of each of the entities constituting the Borrower.

        (b) Each of the entities constituting Borrower has heretofore furnished to the Bank complete financial statements prepared as of December 31, 1994 together with a schedule of contingent liabilities and guaranties. Each such entity has also furnished to the Bank balance sheets, cash flow statements (actual and pro forma), projections and other financial documents with respect to assets and liabilities. Such financial statements and other financial information and documents are correct and complete and fairly present the financial condition of such entity as of such date and there has been no material adverse change in the financial condition of such entity since December 31, 1994.

        (c) Each of the entities constituting Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by such entity to the extent that such taxes have become due.

        (d) Each of the entities constituting Borrower has good and marketable title solely in its name to its material properties and assets reflected on the financial statements referred to above, and all such properties and assets are free and clear of mortgages, pledges, liens, charges and other encumbrances, except any such encumbrances that do not materially interfere with the use or operation of such property or assets and except as required or permitted by the provisions hereof or in writing by the Bank.

        (e) (i) There are no actions, suits or proceedings (whether or not purportedly on its behalf) pending or, to its knowledge, threatened against or affecting any entity constituting Borrower at law or in equity or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated herein or which, if adversely determined against it would result in any materially adverse change in its properties or assets or in its condition, financial or otherwise; and (ii) such entity is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or Federal, state, municipal or other governmental department, omission, board, bureau, agency or instrumentality, domestic or foreign, which would have a materially adverse effect on its condition (financial or otherwise).

        (f) Each entity constituting Borrower is not a party to any agreement or instrument or subject to any judgment, order, writ, injunction, decree or regulation materially and adversely affecting its properties or assets, operations or condition (financial or otherwise). Such entity is not in default in any manner which would materially and adversely affect its properties or assets, or condition (financial or otherwise) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

        (g) No part of any proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (I) to purchase or to carry margin stock (as defined in Regulation U specified below) or to extend credit to others for the purpose of purchasing or carrying margin stock, or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System.

        (h) All of the information which is required to be delivered to the Bank is correct and accurate.

    CONDITIONS OF LENDING
   -----------------------

        The Bank shall not consider lending hereunder unless the following conditions precedent have been met:

        (a) The Bank shall have received this Note duly executed by the Borrower.

        (b) The representations and warranties contained herein shall be true and correct on and as of the date of any request for a Loan as though made on and as of such date and no Event of Default or event which, with the giving of notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing after giving effect to any requested Loan. Each request for a Loan hereunder shall be deemed to be a representation by the Borrower that the conditions set forth in this paragraph (c) have been fully complied with as of the date of such request.

        (c) The Bank shall have received a certificate executed by the Chief Financial Officer of Starrett, HRH or Grenadier, as the case may be, that no material adverse change has occurred in their respective financial conditions, that there is no material pending litigation against Starrett, HRH, Grenadier or any other subsidiary of any of them, that Starrett, HRH and Grenadier are in compliance with all of their covenants hereunder and that no events of default have occurred hereunder or under any document evidencing or relating to any other indebtedness of any of them.

        (d) The Bank shall have received such other and further information and documentation as it may require.

        (e) All documentation and all matters relating to this Note shall be satisfactory to the Bank and its counsel.

       AFFIRMATIVE COVENANT
       --------------------

        Each entity constituting the Borrower covenants and agrees with the Bank that it will:

        (a) Give the Bank prompt written notice of (i) any action, event or condition which is, or with notice or lapse of time or both, would constitute, any Event of Default, (ii) any material adverse change in the condition, financial or otherwise, of the Borrower and (iii) any action, suit or proceeding at law or in equity which, if adversely determined against the Borrower on the basis of the allegations and information set forth in the complaint or other notice of such action, suit or proceeding, or in the amendments thereof, if any, would materially and adversely affect the Borrower's properties, assets or condition, financial or otherwise.

        (b) As soon as available, but in no event later than 60 days from the end of each quarter (or, in the case of annual statements, within 110 days from the end of each fiscal year) deliver to Bank accrual basis financial statements, including an income statement, balance sheet, statement of cash flow and schedule of accounts receivable to be collected within the succeeding 12 months (all of the foregoing including not only all entities constituting Borrower but also Levitt Corporation), certified by the chief financial officer of Starrett.

        (c) Deliver to Bank copies of all registration statements and any amendments filed with the Securities and Exchange Commission and all quarterly and annual reports, registrations statements and all other material filings with the Securities and Exchange Commission or any national securities exchange within 15 days after delivery to the Securities and Exchange Commission. Starrett shall also cause all reports or written information sent to the shareholders of Starrett to be promptly delivered to Bank.

        NEGATIVE COVENANTS
        ------------------


        Each entity constituting the Borrower covenants and agrees with the Bank that it will not, and it will not permit any subsidiary to, directly or indirectly:

        (a) Incur, create, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever (including conditional sales or other title retention agreements except relating to purchases of equipment or supplies made in the ordinary course of business) on any of its assets now or hereafter owned, without the prior written consent of the Bank; provided, however, that Levitt Corporation shall not be subject to these prohibitions; and provided, further, that Starrett may place non-recourse mortgages on its real property in connection with any permitted non-recourse financing.

        (b) Assume or suffer to exist or otherwise become liable in respect of any other indebtedness or liability, contingent or otherwise, evidenced by notes, guarantees, bonds, debentures, or similar obligations, or accept any deposits or make any loans or advances of any kind, without the prior written consent of the Bank, other than indebtedness incurred by HRH in connection with the obtaining of performance and/or surety bonds necessary in the ordinary course of HRH's business or indebtedness incurred by HRH or Grenadier to enable it to carry on its day-to-day operations, but in no event shall indebtedness or liability, contingent or otherwise, for borrowed money be permitted; provided, however, that Levite Corporation shall not be subject to these prohibitions; and provided, further, that Starrett shall be permitted to obtain non-recourse mortgage loans so long as such loan does not exceed the value of the collateral for such loan; and provided, further, that Starrett may issue guarantees of any permitted indebtedness of HRH; and provided further, that Starrett may guarantee loans of project/development related debt of any wholly owned subsidiary engaged in the development of real property so long as such guaranteed loan does not exceed the lesser of (i) 75% of the cost of such development project or (ii) 75% of the appraised value of such development project; but Starrett may not issue any guarantees of permitted indebtedness of Levitt Corporation.

        (c) Purchase or hold beneficially any stock, other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment to acquire any interest whatsoever in, any other person, without the prior written consent of the Bank, other than any such investments existing on the date hereof or any such transaction with any existing or new wholly owned subsidiary.

        (d) Sell, lease, transfer or otherwise dispose of all or a substantial portion of its properties and assets.

        (e) Sell, transfer or otherwise dispose of any ownership interest in any existing subsidiary.

        (f) Declare dividends in excess (on an annual basis) of the net income after taxes of the entity declaring such dividends other than dividends payable to any of the entities constituting Borrower.

        EVENTS OF DEFAULT
        -----------------

        In the case of the happening of any of the following events (herein called "Events of Default"):

        (a) any representation or warranty made herein shall prove to be false or misleading in any material respect when made or given or when deemed made or given;

        (b) any report, certificate, financial statement or other instrument furnished in connection with this Note or any borrowing hereunder, shall prove to be false or misleading in any material respect when deemed made or given;

        (c) default shall occur in the payment of the principal of or interest on or any fees under this Note as and when due and payable;

        (d) default shall be made in respect of any other indebtedness of any entity constituting the Borrower, or any subsidiary of any entity constituting Borrower, of any kind, to any person, or in the performance of any other obligation incurred in connection with any such indebtedness, if the effect of such default is to accelerate the maturity of such indebtedness or to permit (or, with the giving of notice or lapse of time or both, to permit) the holder or obligee thereof (or a trustee on behalf of such holder or obligee) to cause any such indebtedness to become due prior to the stated maturity thereof, or any such indebtedness shall not be paid when due; provided, however, that default under any non-recourse indebtedness permitted hereunder shall not be a default hereunder provided such default is, in Bank's determination, not a material adverse change for subsidiary;

        (e) default shall be made under any contractual obligation of any entity constituting Borrower, or any subsidiary of any entity constituting Borrower if such default is, in Bank's determination, a material adverse change for such entity;

        (f) default shall be made in the due observance or performance of any covenant, condition or agreement of any entity constituting the Borrower to be observed or performed pursuant to the terms of this Note or any related document;

        (g) any of the entities constituting the Borrower (or any subsidiary of such entity) shall become insolvent (however such insolvency may be evidenced) or proceedings are instituted by or against such entity under the United States Bankruptcy Code or under any bankruptcy, reorganization or insolvency law or other law for the relief of debtors;

        (h) there shall be a material adverse change, in the Bank's determination, in the financial condition of any of the entities constituting the Borrower;

then, the Note, and all amounts accrued hereunder shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to and not in limitation of any or all rights of offset that the Bank may have under applicable law, the Bank shall, upon the occurrence of any Event of Default and whether or not the Bank has made any demand or the Borrower's obligations are matured, have the right to appropriate and apply to the payment of the Borrower's obligations hereunder, all deposits (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by the Bank, whether or not related to this Note or any transaction hereunder.

                PREPAYMENT
                ----------

        (a) The Borrower shall have the right (i) at any time and from time to time to prepay any Prime Rate Loan in full, or in part, without penalty and
(ii) to prepay any LIBOR Loan in full, or in part, on the last day of the Interest Period relating to such Loan, without penalty. If any LIBOR Loan is not prepaid, it shall be automatically be converted to a Prime Rate Loan. Any prepayment of a LIBOR Loan on a day other than the last day of the Interest Period elating to such Loan shall be in full, and upon at least three (3) business Days' prior written notice to the Bank, and shall be subject to the penalty provisions of paragraph (b) of this Section. A notice of prepayment shall specify the prepayment date (which shall be a Business Day) and the principal amount to be prepaid, shall be irrevocable and shall commit the Borrower to prepay the Loan in full on the date and in the amount stated therein. Each prepayment hereunder shall be accompanied by accrued interest on the principal amount of the Loan to the date of prepayment.

        (b) The Borrower shall reimburse the Bank on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by any prepayment of any Loan permitted under this Section. Such loss shall be the difference as reasonably determined by the Bank between the cost of obtaining the funds for such Loan and any lesser amount which may be realized by the Bank in reemploying the funds received in prepayment during the period from the date of prepayment to the maturity date of the Loan.

        DEFINITIONS
        -----------

        A.      ADJUSTED LIBOR RATE
                -------------------

                "Adjusted LIBOR Rate" shall mean, with respect to any Loan for an Interest Period, an interest rate per annum equal to the product of (i) the LIBOR Rate in effect for such Interest Period and (ii) Statutory Reserves.

                "LIBOR Rate" shall mean, with respect to any Loan for any Interest Period, the rate (rounded upwards, if necessary, to the next 1.16 of 1%) at which dollar deposits approximately equal in principal amount to such Loan and for the maturity equal to the applicable Interest Period are offered by the Bank in immediately available funds in the London interbank market at approximately 11:00 a.m., New York City time, three Business Days prior to the commencement of such Interest Period.

                For so long as any Loan hereunder shall bear interest at the Adjusted LIBOR Rate such Loan shall be deemed a LIBOR Loan.

        B.      BUSINESS DAY
                ------------

        A "Business Day" shall mean any day other than a Saturday, Sunday or other day on which the Bank is authorized or required by law or regulation to close, and which is a day on which transactions in dollar deposits are being carried out in London.

        C.      FINAL MATURITY DATE
                -------------------
                "Final Maturity Date" shall mean November 13, 1996.

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
        D.      INTEREST PAYMENT DATE

                "Interest Payment Date" shall mean as to all Loans the first day of each calendar month.

        E.      INTEREST PERIOD

                "Interest Period" shall mean for each LIBOR Loan, the period commencing on the date of such Loan or, as appropriate, commencing on the last day of the immediately preceding Interest Period for such Loan, and ending on the numerically corresponding day (or if there is no numerically corresponding day, the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower, provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to LIBOR Loans, such next succeeding Business Day would fall in the next calendar month, in which case (x) such Interest Period shall end on the first preceding Business Day and (y) the Interest Period for any continuation of such LIBOR Loan shall end on the last Business Day of a calendar month; and (ii) no Interest Period may be selected that expires later than the Final Maturity
                Date.

        F.      LETTER OF CREDIT MATURITY DATE

                        May 12, 1997.

        G.      LOAN

                "Loan" shall mean each borrowing by the Borrower pursuant to the terms hereof.

        H.      PRIME RATE

                "Prime Rate" shall mean the interest rate announced to be in effect by the Bank from time to time as its prime rate.

        I.      STATUTORY RESERVES

                Statutory Reserves shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages, expressed as a decimal (including, without limitation, any marginal, special, emergency supplemental reserves) from time to time in effect under Regulation D or as otherwise established by the board of Governors of the Federal Reserve System and any other banking authority to which the Bank is subject for Eurocurrency Liabilities (as deemed in Regulation D). LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities and as such shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to the Bank under such Regulation D. Statutory reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        EXPENSES OF THE BANK

        The Borrower will pay all reasonable out-of-pocket expenses incurred by the Bank in connection with the preparation, amendment or waiver of this Note (whether or not the transactions hereby contemplated shall be consummated), the making of the Loans hereunder, the enforcement of the rights of the Bank in connection with this Note, or with the Loans made hereunder, and with respect to any action which may be instituted by any person against the Bank in respect of the foregoing or as a result of any transaction, action or nonaction arising from the foregoing, including, but not limited to the fees and disbursements of counsel to the Bank.

        WAIVER OF RIGHTS

        Neither any failure nor any delay on the part of the Bank in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. The Borrower waives any right it may have to claim or recover in any litigation with respect to this Note any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (I) certifies that no representative, agent or attorney of the Bank has represented, expressly or otherwise, that the Bank would not, in the event of litigation, seek to enforce the foregoing waivers or the other waivers contained in this Note and (ii) acknowledges that the Bank has been induced to enter into this Note by, among other things, the waivers and certifications herein.

        JOIN AND SEVERAL LIABILITY

        The obligations and liabilities hereunder of the entities constituting. Borrower are joint and several.

        JURISDICTION AND GOVERNING LAW

        IN THE EVENT OF ANY LITIGATION WITH RESPECT TO THIS NOTE OR THE LOANS, THE BORROWER WAIVES THE RIGHT TO A TRIAL BY JURY AND ALL RIGHTS OF SETOFF AND RIGHTS TO INTERPOSE COUNTER-CLAIMS AND CROSS-CLAIMS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SUCH CITY AND STATE IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE LOANS. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, AND SHALL BE BINDING UPON THE SUCCESSORS AND ASSIGNS OF THE BORROWER AND TO THE BENEFIT OF THE BANK, ITS SUCCESSORS, ENDORSEES AND ASSIGNS.



                                          STARRETT
                                          CORPORATION

                                          By_____________________________

                                                HRH CONSTRUCTION
                                                CORPORATION


                                                By_______________________


                                                GRENADIER REALTY CORP.


                                                By_______________________




                                 GRID SCHEDULE

                        AMOUNT          AMOUNT
DATE:    TYPE OF        OF              PRINCIPAL    INTEREST     MATURITY
         LOAN           LOAN            PREPAID      RATE         DATE
         ----           ----            -------       ----         ----

                        GUARANTY OF SPECIFIC OBLIGATIONS

                                                              November 28, 1995
                                                             New York, New York

WHEREAS, GRENADIER REALTY CORP., a New York corporation (hereinafter the "Borrower") performs various real property management services from time to time for numerous entities which own real estate and which engage the Borrower's services from time to time pursuant to specific property management agreement respecting the properties so managed (each a "Property Owner" and collectively the "Property Owners"); and

WHEREAS, in connection with the rendition of said services, Borrower has occasion from time to time to open and maintain an agency capacity on behalf of each Property Owner various demand deposit accounts with CHEMICAL BANK, a New York banking corporation (hereinafter the "Bank"), and to request and obtain certain financial accommodations from the Bank arising therefrom all as more specifically set forth below; and

WHEREAS, the Borrower is a wholly owned subsidiary of the undersigned and shall derive a benefit from the extension of those financial accommodations to the Borrower; and

WHEREAS, the Bank is unwilling to extend such financial accommodations to the Borrower unless and until it receives, among other things, this guaranty of the undersigned;

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Bank from time to time to extend, in its sole discretion, financial accommodations to the Borrower in the form of honoring overdrafts or other liabilities created from time to time by the Borrower arising out of or in connection with the establishment and administration of various demand deposit accounts created from time to time with the Bank by the Borrower in its agency capacity in connection with the performance of its property management services for the Property Owners together with any and all interest and premiums thereon, any and all costs and expenses related thereto, including without limitation any renewals, extensions or modifications thereof, any and all costs of collection associated therewith, as well as any reasonable attorneys fees and expenses incurred in connection therewith (all of the foregoing are hereinafter collectively called the "Guaranteed Obligations"), the undersigned hereby guarantees to the Bank the prompt, absolute and unconditional payment of the Guaranteed Obligations.

        In order to further secure the payment of the Guaranteed Obligations, the undersigned does hereby give the Bank a continuing lien and right of set-off for the amount of the Guaranteed Obligations upon any and all moneys, securities and any and all other property of the undersigned and the proceeds thereof, now or hereafter actually or constructively held or received by or in transit in any manner to or from the Bank, Chemical Securities, Inc., or any other affiliate of the Bank from or for the undersigned, whether for safekeeping, custody, pledge, transmission, collection or otherwise. The Bank is also given a continuing lien and right of set-off for the amount of said Guaranteed Obligations upon any and all deposits (general and special) and credits of, or for the benefit of the undersigned with, and any and all claims of the undersigned against the Bank, Chemical Securities, Inc., or any other affiliate of the Bank at any time existing, and the Bank is hereby authorized at any time or times, without prior notice, to apply such deposits or credits, or any part thereof, to such Guaranteed Obligations, although said Guaranteed Obligations may be contingent or unmatured, and whether the collateral security therefor is deemed adequate or not.

        The undersigned agrees that, with or without notice or demand, the undersigned shall reimburse the Bank for all Bank expenses (including reasonable fees of counsel for the Bank who may be employees thereof) incurred in connection with any of the Guaranteed Obligations or the collection thereof. This guaranty is a continuing guaranty and shall remain in full force and effect irrespective of any interruptions in the business relations of the Borrower with the Bank; provided, however, that the undersigned may by notice in writing, delivered personally or received by certified mail, return receipt requested, addressed to the Bank's office at 380 Madison Avenue, New York, New York 10017, Attention: Real Estate Finance Group, terminate this guaranty with respect to all Guaranteed Obligations incurred or contracted by the Borrower or acquired by the Bank after the date on which such notice is so delivered or received.

        All moneys available to the Bank for application in payment or reduction of the Guaranteed Obligations may be applied by the Bank in such manner and in such amounts and at such time or times as it may see fit to the payment or reduction of such of the Guaranteed Obligations as the Bank may elect.

        The undersigned hereby waives (a) notice of acceptance of this guaranty and of extensions of credit or other financial accommodations by the Bank to the Borrower; (b) presentment and demand for payment of any of the Guaranteed Obligations; (c) protest and notice of dishonor or default to the undersigned or to any other party with respect to any of the Guaranteed Obligations; (d) all other notices to which the undersigned may otherwise be entitled; and (e) any demand for payment hereunder.

        The undersigned covenants that (a) this guaranty is a valid and binding obligation of the undersigned enforceable in accordance with its terms; (b) the execution, delivery and performance of this guaranty will not violate any provisions of law, regulation, judgment or any other document or agreement to which the undersigned is a party or by which its assets are bound and (c) no consent of any other person or entity is required in connection with the execution, delivery, performance, validity or enforceability of this guaranty.

        All liabilities of the undersigned to the Bank hereunder or otherwise, whether or not then due or absolute or contingent, shall upon notice and demand become due and payable immediately upon the occurrence of any default or event of default with respect to any Guaranteed Obligations (or the occurrence of any other event which results in acceleration of the maturity of any thereof) or the occurrence of any default hereunder. This is a guaranty of payment and not of collection, and the undersigned further waives any right to require that any action be brought against the Borrower or any other person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of the Bank in favor of the Borrower or any other person.

        The undersigned hereby consents that from time to time, before or after any default by the Borrower or any notice of termination hereof, with or without further notice to or assent from the undersigned, any security at any time held by or available to the Bank for any obligation of the Borrower, by any security at anytime held by or available to the Bank for any obligation of any other person secondarily or otherwise liable for any of Guaranteed Obligations, may be exchanged, surrendered or released and any obligation of the Borrower, or of any such other person, may be changed, altered, renewed, extended, continued, surrendered, compromised, waived, discharged or released in whole or in part (including without limitation any such event resulting from any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or its assets) or any default with respect thereto waived, and the Bank may fail to set off and may release, in whole or in part, any balance of any deposit account or credit on the Bank's books in favor of the Borrower, or of any such other person, and may extend further credit in any manner whatsoever to the Borrower, and generally deal or take action or no action with regard to the Borrower or any such security or other person as the Bank may see fit; and the undersigned shall remain bound under this guaranty notwithstanding any such exchange, surrender, release, change, alteration, renewal, extension, continuance, compromise, waiver, discharge, inaction, extension or further credit or other dealing.

        The obligations of the undersigned are absolute and unconditional and are valid irrespective of any other agreement or circumstance which might otherwise constitute a defense to the obligations hereunder or to the obligations of others related thereto and the undersigned irrevocably waives the right to assert defenses, set-offs and counterclaims in any litigation relating to this guaranty and/or the Guaranteed Obligations. This guaranty sets forth the entire understanding of the parties, and the undersigned acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exit in regard to the obligation hereunder, except those specifically set forth herein.

        The undersigned irrevocably waives and shall not seek to enforce or collect upon any rights which it now has or may acquire against the Borrower, either by way of subrogation, indemnity, reimbursement or contribution, or any other similar right, for any amount paid under this guaranty or by way of any other obligations whatsoever of the Borrower to the undersigned. In the event either a petition is filed under the Bankruptcy Code in regard to the Borrower or an action or proceeding is commenced for the benefit of the creditors of the Borrower, this agreement shall at all times thereafter remain effective in regard to any payments or other transfers of assets to the Bank received from or on behalf of the Borrower prior to notice of termination of this guaranty and which are or may be held voidable or otherwise subject to recision or return on the grounds of preference, fraudulent conveyance or otherwise, whether or not the Guaranteed Obligations have been paid in full.

        Each reference herein to the Bank shall be deemed to include its successors and assigns, in which favor the provisions of this guaranty shall also inure. Each reference herein to the undersigned shall be deemed to include the successors and assigns of the undersigned, all of whom shall be bound by the provisions of this guaranty.

        No delay on the part of the Bank in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on the undersigned shall be deemed to be a waiver of the obligation of the undersigned or of the right of the Bank to take further action without notice or demand as provided herein; nor in any event shall any modification or waiver of the provisions of this guaranty be effective unless in writing signed by an authorized officer of the Bank nor shall any such waiver be applicable except in the specific instance for which given.

        This guaranty is, and shall be deemed to be, a contract entered into under and pursuant to the laws of the State of New York and shall be in all respects governed, construed, applied and enforced in accordance with the laws of said State; and no defense given or allowed by the laws of any other State or Country shall be interposed in any action hereon unless such defense is also given or allowed by the laws of the State of New York.

        The undersigned hereby unconditionally WAIVES ANY RIGHT TO JURY TRIAL in connection with actions by or against the Bank arising out of or in connection with the Guaranteed Obligations and/or this guaranty.

                                        STARRETT CORP.
                                        Name of Guarantor (Type or Print)


                                        By
                                          ---------------------------------
                                          Title: President

CORPORATE SEAL

STATE OF        )
                ) SS
COUNTY OF       )

On this day of 28 day of November, 1995, before me personally came to me known, who, being by me duly sworn, did depose and say that he/she is of the corporation described in and which executed the above instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he/she signed his name thereto by like order.


Notary Public

Public, State of New York

Qualified In New York County

Commission Expires June 30, 1997